UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

_______________
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) __________________ Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)

(361) 883-5591
 (Registrant’s Telephone Number, Including Area Code)

 N/A
 (Former Name or Former Address, if Changed Since Last Report)

_______________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                On February 2, 2018, the Board of Directors of TOR Minerals International, Inc. (the “Company”) authorized the Company to withdraw its common stock, $1.25 par value per share, from listing and registration on the NASDAQ Capital Market (“NASDAQ”) and to suspend the Company’s duty to file reports with the Securities and Exchange Commission. The Company also issued a press release on February 2, 2018 announcing this action and explaining the reason for its decision. A copy of the press release is attached hereto as Exhibit 99.1.

                The Company is not in noncompliance with any rule or standard for continued listing on NASDAQ, and the decision to withdraw its common stock from listing and registration was voluntary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by TOR Minerals International, Inc. on February 2, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: February 2, 2018
/s/BARBARA RUSSELL Barbara Russell Chief Financial Officer

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